EDGAR  EXHIBIT  9
REFERENCE  N-1A EXHIBIT (i)




January 30,  2001


SECURITIES  AND  EXCHANGE  COMMISSION
JUDICIARY  PLAZA
450  FIFTH  STREET,  N.W.
WASHINGTON,  D.C.  20549

         RE:      EXHIBIT  9,  FORM  N-1A
                  CALVERT  SOCIAL  INDEX  SERIES,  INC.

Ladies and Gentlemen:

         As counsel to Calvert Group, Ltd., it is my opinion that the securities being registered by this Post-effective Amendment No. 1 will be legally issued, fully paid and non-assessable when sold. My opinion is based on an examination of documents related to Calvert Social Index Series, Inc. (the "Trust"), including its Declaration of Trust, its By-laws, other original or Photostat copies of Trust records, certificates of public officials, documents, papers, statutes, and authorities as deemed necessary to form the basis of this opinion.

         Therefore, I consent to filing this opinion of counsel with the Securities and Exchange Commission as an Exhibit to the Trust's Post-Effective Amendment No. 1 to its Registration Statement.

Sincerely,


Ivy Wafford Duke
/s/ Ivy Wafford Duke